FUND LIQUIDATIONS:

WisdomTree United Kingdom Hedged Equity Fund
WisdomTree Global ex-U.S. Hedged Dividend Fund
WisdomTree Japan Hedged Real Estate Fund
WisdomTree Japan Hedged Capital Goods Fund
WisdomTree Japan Hedged Health Care Fund
WisdomTree Global ex-U.S. Hedged Real Estate Fund

   Registrant incorporates by reference Form 497, dated and filed on February 16, 2018.
   (SEC Accession No. 0001193125-18-048557)